News
 Release

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

For more information contact

Company: Jill Mohler Corporate Secretary Phone: (954) 252-3440, ext 313	Investor Relations: Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports Third Quarter 2012
Financial Results

•	Record Revenue of $4.7 million in the 2012 third quarter.

•	Increased domestic inventory to $844 thousand to support increased domestic business and in anticipation of a strong holiday season

DEERFIELD BEACH, FL, November 14, 2012 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a leader in the design and manufacture of power failure solutions and innovator of consumer safety and security products for the Hospitality, Retail, and Institutional channels, reported third quarter unaudited 2012 financial results.

Stewart Wallach, Capstone’s CEO, commented, “I am pleased to confirm that we achieved  record third quarter  revenue.  Our performance reflects our ability to maintain our focus by implementing initiatives, which support our stated strategies.  We fully expect the operational changes we have made as well as new product launches and the implementation of our domestic distribution program from earlier this year, to drive future, more-consistent growth."

Revenue of $4.66 million in the third quarter of 2012 was up over $4.63 million in the prior-year period, reflecting improved sales from the domestic distribution model and the commencement of shipments for promotional programs.

Gross profit for the third quarter decreased $22 thousand to $1.05 million, or 22.1% of revenue, from $1.1 million, or 22.7% of revenue, in the third quarter of 2011.  The gross margin decline was due to unfavorable product sales mix in customer orders.

Total operating expenses increased to $600 thousand from $431 thousand in the third quarter of 2011.  Sales and marketing increased $53 thousand to $97 thousand as the Company continued to increase product advertising, marketing allowances and trade show activities.

Professional fees increased to $74 thousand up from $22 thousand in the same quarter last year as the Company continued to invest in product branding, development of the international sales office in Hong Kong and investor relations.

   Product development expenses increased $43 thousand year-over-year due to increased quality control, new product development and product engineering.

Interest expense increased slightly to $94 thousand from $88 thousand in the third quarter of 2011 due to additional financing necessary to fund larger inventories to support increased domestic business for the fourth quarter holiday season.

Capstone Companies, Inc. Reports Third Quarter 2012 Financial Results
November 14, 2012

Net income for the third quarter of 2012 was $337 thousand compared with net income of $534 thousand in the third quarter 2011.

Inventory increased to $844 thousand at the end of the third quarter from $59 thousand at the end of 2011, in support of the Company’s domestic distribution program.

Nine Month Review

Total revenue for the nine months ended September 30, 2012 was $5.85 million, a decrease of 28.2%, or $2.3 million, compared with $8.15 million of revenue for the same time period in 2011.  The decline is mainly due to in store implementation delays experienced in the second quarter and the variability of timing of orders and shipments due to the Company’s direct import business model.  The Company expects most of the prior product launch delays to be fully implemented by the end of the year.

Gross profit for the first nine months of 2012 was $1.33 million compared with $1.95 million in the same period of 2011, a reduction of $627 thousand, or 32.1%.  Gross profit as a percentage of revenue for the year-to-date period of 2012 and 2011 was 22.6% and 24.0%, respectively.

The Company realized a net loss of $372 thousand compared with net income of $549 thousand in the same period of the prior year.

Continued investment in technologies and expansion into new markets

The Company is continuing to invest in capabilities and technologies required to execute on its strategy to increase sales and production volume in all markets served.  The rate of spending on these activities, however, will continue to be driven by market opportunities.

With increased consumer interest in Capstone’s retail product offerings, expansion of the distribution channels through the domestic purchase program and the new product launches this year, the Company expects its sales volumes to continue to grow and produce revenue in the range of $15 million to $20 million within the next one to two fiscal years, subject to economic conditions not deteriorating any further.  Mr. Wallach noted, “The increased retail distribution results achieved in 2012 and the positive response the buying community has expressed toward our new products launches, specifically at the International Home and Housewares Show as well as the National Hardware Show, support this projection.”

Mr. Wallach concluded, “We are confident in our strategy and keenly focused on delivering affordable and innovative products to our retail and commercial customers.  We remain committed to making prudent investments in product development and to reach new markets and customers.  Importantly, we believe we can achieve the necessary scale we need to overcome the variability in quarter-to-quarter orders, continue to drive product awareness and strengthen our financial results."

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Thursday, November 15, 2012 at 10:00 a.m. ET.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialling (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 1:00 p.m. ET the day of the teleconference until Thursday, November 22, 2012.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 402597.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

Capstone Companies, Inc. Reports Third Quarter 2012 Financial Results
November 14, 2012
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About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc. and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-Q FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Capstone Companies, Inc. Reports Third Quarter 2012 Financial Results
November 14, 2012

CAPSTONE COMPANIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	Sept 30,		Sept 30,
	2012	2011	2012	2011

Revenue	$4,663,259	$4,631,930	$5,850,919	$8,149,171
Cost of Sales	(3,632,232)	(3,579,048)	(4,524,893)	(6,195,735)
Gross Profit	1,031,027	1,052,882	1,326,026	1,953,436

Operating Expenses:
Sales and marketing	97,270	44,449	217,043	117,057
Compensation	226,635	208,887	671,137	585,630
Professional fees	73,970	22,041	174,848	66,268
Product Development	100,173	57,714	192,054	140,473
Other general and administrative	102,215	98,107	259,944	253,140
Total Operating Expenses	600,263	431,198	1,515,026	1,162,568

Net Operating Income (Loss)	430,764	621,684	(189,000)	790,868

Other Income (Expense):
Interest expense	(93,461)	(87,872)	(182,450)	(242,342)
Total Other Income (Expense)	(93,461)	(87,872)	(182,450)	(242,342)

Net Income (Loss)	$337,303	$533,812	$(371,450)	$548,526

Income (Loss) per Common Share
Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-

Weighted Average Shares Outstanding
Basic	650,847,489	649,510,532	649,847,815	649,510,532
Diluted	810,944,066	806,932,109	809,944,095	806,932,109

Capstone Companies, Inc. Reports Third Quarter 2012 Financial Results
November 14, 2012

CAPSTONE COMPANIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	Sept 30,	December 31,
	2012	2011
Assets:
Current Assets:
Cash	$77,692	$164,610
Accounts receivable - net	4,218,096	1,477,279
Inventory	843,623	58,717
Prepaid expense	395,367	417,743
Total Current Assets	5,534,778	2,118,349

Fixed Assets:
Computer equipment & software	66,448	64,047
Machinery and equipment	642,562	546,919
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(580,345)	(546,193)
Total Fixed Assets	134,330	70,438

Other Non-current Assets:
Product development costs - net	20,194	13,624
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	1,956,214	1,949,644
Total Assets	$7,625,322	$4,138,431

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$763,291	$526,936
Note payable - Sterling National Bank	2,555,059	441,607
Notes and loans payable to related parties - current maturities	2,982,750	0
Total Current Liabilities	6,301,100	968,543

Long Term Liabilities
Notes and loans payable to related parties - Long Term	-	1,531,215
Total Liabilities	6,301,100	2,499,758

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B, par value $.10 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, 652,510,532 & 649,510,532 shares issued at Sept 30th, 2012 and December 31, 2011	65,251	64,951
Additional paid-in capital	7,098,558	7,041,858
Accumulated deficit	(5,840,587)	(5,469,136)
Total Stockholders' Equity	1,324,222	1,638,673
Total Liabilities and Stockholders’ Equity	$7,625,322	$4,138,431

Capstone Companies, Inc. Reports Third Quarter 2012 Financial Results
November 14, 2012

CAPSTONE COMPANIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	Sept 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net Income (Loss)	$(371,450)	$548,526
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	48,202	57,385
Compensation expense from stock options	27,000	56,951
Stock issued for services	30,000	-
(Increase) decrease in accounts receivable	(2,740,817)	(2,562,349)
(Increase) decrease in inventory	(784,906)	296,881
(Increase) decrease in prepaid expenses	22,377	20,756
(Increase) decrease in deposits	-	-
(Increase) decrease in other assets	(20,620)	11,181
Increase (decrease) in accounts payable and accrued expenses	236,352	552,035
Increase (decrease) in accrued interest on notes payable	126,535	(12,377)
Net cash provided by (used in) operating activities	(3,427,327)	(1,031,011)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(98,043)	(45,996)
Net cash provided by (used in) investing activities	(98,043)	(45,996)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	4,968,000	6,096,612
Repayments of notes payable	(2,854,548)	(4,507,000)
Proceeds from notes and loans payable to related parties	2,343,000	2,400,000
Repayments of notes and loans payable to related parties	(1,018,000)	(2,961,380)
Net cash provided by financing activities	3,438,452	1,028,232

Net (Decrease) Increase in Cash and Cash Equivalents	(86,918)	(48,775)
Cash and Cash Equivalents at Beginning of Period	164,610	115,239
Cash and Cash Equivalents at End of Period	$77,692	$66,464

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$55,916	$184,415
Franchise and income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:	$-	$-
Related Party Receivable applied against Related Party Payable	$-	$40,441

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